QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.6

TRADEMARK LICENSE AMENDMENT AND EXTENSION AGREEMENT

        This Amendment and Extension Agreement dated as of August 28, 2003 is by and between Hallmark Licensing, Inc. ("Hallmark Licensing") and Crown Media United States, LLC ("Crown US").

        WHEREAS, Crown US and Hallmark Licensing have previously entered into that certain Amended and Restated Trademark License Agreement between the parties dated as of March 17, 2001 as extended on November 30, 2002 (the "License Agreement"); and

        WHEREAS, the parties desire to amend and further extend the term of the License Agreement;

        NOW, THEREFORE, Crown US and Hallmark Licensing hereby agree as follows:

          1.     The term of the License Agreement shall be extended for an additional period terminating on September 1, 2004, subject to any earlier termination pursuant to the terms of the License Agreement.

          2.     Paragraph 5 Approval shall be amended to provide that Submissions shall be directed to the attention of James Welch, or such other person designated by Hallmark from time to time.

          3.     All other terms and conditions of the License Agreement will remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date set forth above.

HALLMARK LICENSING, INC.
By:	/s/ JUDITH WHITAKER
Title:	Vice President
CROWN MEDIA UNITED STATES, LLC
By:	/s/ C. STANFORD
Title:	Vice President

QuickLinks

  Exhibit 10.6